SUIT FOR DAMAGES
                                                                  SUIT FOR FRAUD
                                                             SUIT FOR INJUNCTION

                              CAUSE NO. 03-5073-A

SCOTT MAGOON,                           }               IN THE COUNTY COURT
                                        }
  Plaintiff,
                                        }
v.                                      }
                                        }
(1) DND TECHNOLOGIES, INC.;             }               AT LAW NO. 1
(2) ASPECT SEMIQUIP                     }
INTERNATIONAL, INC.;                    }
(3) SEMIQUIP, INC.; and                 }
(4) DOUG N. DIXON,                      }
                                        }
      Defendants.                       }               DALLAS COUNTY, TEXAS


                          PLAINTIFF'S ORIGINAL PETITION

TO THE HONORABLE JUDGE OF SAID COURT:

      COMES NOW Plaintiff herein, Scott Magoon ("Plaintiff" or "Magoon"), and files his Plaintiff's Original Petition against Defendants (1) DND Technologies, Inc. ("DND"), (2) Aspect Semiquip International, Inc. ("ASI"), (3) Semiquip, Inc. ("SemiQuip"), and (4) Doug N. Dixon ("Dixon") (collectively "Defendants") and for cause of action shows the following:

                             DISCOVERY CONTROL PLAN

      1. Pursuant to Texas Rules of Civil Procedure 190, discovery in this cause is intended to be conducted under level two (2) of that rule.

                                  INTRODUCTION

      2. This is a fraud case. Defendants DND, AS1 and Dixon are the fraudsters, with Dixon orchestrating the scheme. Dixon developed a plan to take AS1 (a company he established and was the 70% owner) public through a reverse takeover "(RTO") through a public shell,

ZuricKirch Corp., in order to eventually obtain the gains of selling his shares on the open market. As part of the RTO plan and to become more attractive to potential investors, AS1 needed to shed its Texas operation, known as SemiQuip, which was losing money. In order to do so, Dixon and AS1 made a series of promises and representations to Magoon, the founder of SemiQuip and thirty percent (30%) owner of ASI, who relocated to ASI's Arizona operation when the two companies merged in June, 2001. As part of those promises, AS1 and Dixon represented repeatedly that Magoon would obtain all of the assets of SemiQuip along with other consideration of at least $400,000.00 in exchange for his AS1 shares. Based on Dixon's promises and representations regarding the transfer of SemiQuip to Magoon, Magoon returned to SemiQuip and made SemiQuip profitable. As a result of SemiQuip's profitability (and that the market for the public shares appeared weak), Dixon and AS1 delayed, and thereafter, refused to honor their agreements, representations and promises.

                                    PARTIES

      3. Plaintiff. Plaintiff Scott Magoon is an individual residing in Texas. Pursuant to TEX. CIV. PRAC. & REM. CODE ss. 30.15, Plaintiff's address is 5709 Charleston Drive, Frisco, Texas 75035.

      4. Defendant DND Technologies, Inc. Defendant DND Technologies, Inc. f/k/a ZuricKirch Corp.) is a Nevada corporation with its principle place of business located at 3960 Howard Hughes Parkway, 5th Floor, Las Vegas, Nevada 89109. DND is also the purported parent company of Defendants AS1 and SemiQuip. Pursuant to TEX. R. CIV. P. 103, Defendant DND Technologies, Inc. may be served with Citation and a copy of Plaintiff's Original Petition by serving its registered agent, Zuric Kirch Acquisitions, Inc., at 3960 Howard Hughes Parkway,

5th Floor, Las Vegas, Nevada 89109 or its Chief Executive Officer, Doug N. Dixon, at 375 East Elliot Road, Chandler, Arizona 85225.

      5. Defendant Aspect SemiQuip International, Inc. is an Arizona corporation with its principle place of business located at 375 East Elliot Road, Chandler, Arizona 85225. Pursuant to TEX. R. CIV. P. 103, Defendant Aspect SemiQuip International, Inc. may be served with Citation and a copy of Plaintiff's Original Petition by serving its registered agent, Hal W. Mack, at 616 E. Southern Avenue, Suite 103, Mesa, Arizona 85204 or its President, Doug N. Dixon, at 375 East Elliot Road, Chandler, Arizona 85225.

      6. Defendant SemiQuip, Inc. is a Texas corporation that merged into Aspect SemiQuip International, Inc. However, DND Technologies, Inc. claims that SemiQuip, Inc. is a wholly owned subsidiary of DND Technologies, Inc. Pursuant to TEX. R. CIV. P. 103, Defendant SemiQuip, Inc. may be served with Citation and a copy of Plaintiff's Original Petition by serving its President, Dennis Key, at 1215 Commerce Drive, Richardson, Texas 75081.

      7. Defendant Doug N. Dixon is an individual residing in Arizona.
Pursuant to TEX. R. CIV. P. 103, Defendant Doug N. Dixon may be served with Citation and a copy of Plaintiff's Original Petition by serving him at 375 East Elliot Road, Chandler, Arizona 85225 or 2187 E. Victor Road, Gilbert, Arizona 85296.

                             JURISDICTION AND VENUE

8. This Court has jurisdiction over the parties in this action because Defendants DND Technologies, Inc., Aspect SemiQuip International, Inc., SemiQuip, Inc. and Doug N. Dixon committed tortious conduct in whole or in part in Dallas County, Texas as provided herein; Defendant Aspect SemiQuip International, Inc. breached a contract performable in whole or in part in Dallas County, Texas and has a principal office in Dallas County, Texas; and SemiQuip, Inc. is a Texas corporation with its principal office in Dallas County, Texas. This Court has jurisdiction over the subject matter herein because the amount in controversy is within the jurisdictional limits of the Court.

                               FACTUAL BACKGROUND

      9. Following graduation from the United Electronics Institute in 1986, Scott Magoon began working in the semiconductor industry. Among semiconductor companies, Magoon worked for Texas Instruments and Lam Research Corporation. During this time, it became apparent to Magoon that semiconductor equipment customers failed to receive the level of support they expected. Therefore, Magoon set out to fulfill his lifelong dream of creating a family oriented, employee focused company, to satisfy this niche in the industry.

      10. In the summer of 1998, Magoon began to create SemiQuip. Starting with the company name and logo (combining "semiconductor" and "equipment" and traditional industry icons of a semiconductor wafer and chip), Magoon developed this company from the ground up. Magoon began marketing the company from its initial offices in Magoon's home. The garage and several bedrooms were converted into a workshop and office. Additional phone lines were installed and office equipment purchased.

      11. By February, 1999, SemiQuip was incorporated and open for business - making Magoon's dream, a reality. SemiQuip's first employees consisted of Brad Graham, as C.F.O., Sandy Dean, as supervisor of accounts payables and receivables, and James Hooper, who handled operations, administrative duties, purchasing and inventory.

      12. SemiQuip's business was built on working relationships between employees, contractors and customers. Magoon prided himself in making sure SemiQuip supported its employees and gave back to the community. SemiQuip was performing its mission: supporting the needs of semiconductor wafer fabs and meeting the needs of its employees.

      13. In 2000, SemiQuip began receiving calls from Magoon's previous employers, Texas Instruments and Lam Research. SemiQuip increased its workforce to approximately ten employees and ten contract workers. In the summer of 2000, SemiQuip and Magoon signed its first lease for an 11,600 square foot facility in Richardson, Texas that would support the contract labor, equipment refurbishment and spare parts stock room as well as accommodate any future growth. SemiQuip continued to grow, and based on Magoon's knowledge of PAC equipment and Texas Instrument's encouragement, SemiQuip secured the exclusive rights to the PAC 150 series. Semiquip would now support parts and labor for this cutting edge equipment, which is installed all over the world.

      14. By 2001, SemiQuip's revenue exceeded Three Million Dollars annually. During this time, Aspect Systems, Inc., through Steve Cox (who was part of Aspect's business development section), approached Magoon regarding a business opportunity to merge the two companies, who provided similar services and equipment.(1) Through this introduction, Magoon began to speak with Aspect Systems founder and owner, Doug Dixon.

      15. Steve Cox was very successful in the semiconductor industry by making inroads in Asia. Cox felt confident that a merger, along with SemiQuip's technology, would help the two companies expand internationally. During the merger discussions, Dixon represented that

----------
      (1) For example, while SemiQuip provided support for Lam Research's new Rainbow semiconductor equipment; Aspect Systems, provided similar support for Lam Research's older AutoEtch semiconductor equipment.

Cox would become President and that Magoon would work directly with him to expand internationally. Magoon was adamant that SemiQuip's employees and culture would remain intact following the merger and that SemiQuip's name would be utilized.

      16. On June 29,2001, Dixon and Magoon closed on the merger for their respective companies into Aspect SemiQuip International, Inc. ("ASI"). As a result of the merger, Dixon became seventy percent (70%) owner of AS1 and Magoon became thirty percent (30%) owner of ASI. Magoon entered into an Employment Agreement as Vice President of Sales with a salary of $120,000.00 and was to receive various perquisites, such as moving expenses to move Magoon and his family to Arizona where AS1 was located, a car allowance and other perquisites that were to exactly mirror the perquisites provided to Dixon. Magoon was also appointed to the Board of Directors of ASI.

      17. Unfortunately, it didn't take long for Dixon to show his true colors. Very soon after signing this merger agreement, the person supposedly groomed to be President, Steve Cox, lost faith in Dixon and resigned; Dixon terminated ASI's marketing director; and Dixon laid off key members of SemiQuip's management team. Once Magoon relocated his family to Arizona, Dixon immediately reduced Magoon's contracted salary, failed to reimburse him for all of his moving expenses, and failed to provide him with all of the perquisites received by Dixon (such as a car allowance and family health benefits).

      18. Just nine months after the merger, Dixon began to take steps to shed Magoon from ASI. In March, 2002, Dixon intentionally set a last minute board meeting (knowing that Magoon was out of town and could not attend), where the Board of AS1 voted to remove

Magoon as an officer of ASI, giving him the title of Director of Customer Relations and dictating that Magoon had to relocate to the Texas operation (SemiQuip) effective June 1,2002.(2)

      19. Dixon's initial reason for removing Magoon as an officer and relocating him to Texas was part of Dixon's plans to take AS1 public - and keep Magoon "out of the loop" during the process. Dixon made great amounts of money from the stock he received from working for public companies, such as Lam Research Corporation and Applied Materials. Dixon planned on doing the same with AS1 by taking AS1 public through the RTO through ZuricKirch Corp., a public shell. At the same time, AS1 entered negotiations to become the excusive supplier of Lam Research Corporation's AutoEtch equipment which would greatly increase ASI's revenues.

      20. Dixon promised Magoon the return of SemiQuip and other consideration for Magoon's AS1 stock for two main reasons. Dixon wanted to stockpile as much of the new public companies stock himself to increase his envisioned gains (as well as control the sale of the stock on the open market once any restrictions expired). Second, AS1 and the new public company would appear more attractive to investors (making equity financing more viable) without SemiQuip's liabilities and losses on the books.

      21. Dixon put Wayne Bixler, ASI's Chief Operating Officer, in charge of negotiating the terms of stock redemption agreement to transfer SemiQuip to Magoon in exchange for Magoon's AS1 shares. From April 9 through 11, 2002, Magoon and AS1 discussed deal points. The final material terms are contained in an April 11, 2002 e-mail from Bixler to Magoon and Dixon. See Exhibit "A" (these agreements are collectively referred to herein as the "Separation

----------
      (2) The Texas operation (SemiQuip) was now losing money, in part due to ASI's business practices. After the merger, certain SemiQuip customers were unhappy with ASI, including Texas Instruments, Creative Technology, XFab Texas and Steamboat Semiconductor. Magoon frequently received calls from customers urging him to return to run the Texas operation.

Agreements"). On April 20, 2002, the Board of Directors for AS1 approved the separation pursuant to these terms.

      22. Closing for the separation was originally set in April, 2002, to coincide with occurrences regarding the reverse take over with ZuricKirch Corp. In connection with the RTO, AS1 and ZuricKirch represented to U.S. Securities and Exchange Commission that all 1,750,000 outstanding shares of AS1 were owned by Dixon and that Dixon would exchange these shares for 18,000,000 shares in ZuricKirch as consideration for the acquisition.(3)

      23. Based on the Separation Agreements, and the additional promises and representations of Dixon regarding the transfer of SemiQuip back to Magoon, Magoon relocated to Texas, took over the operations of SemiQuip, and informed its employees and customers of the impending transfer of ownership of SemiQuip to Magoon. Magoon hired key employees for SemiQuip and quickly turned SemiQuip into a profitable enterprise.

      24. AS1 by-passed its own target closing dates for the Separation Agreements in April, May, and June, 2002. Beginning in May, Dixon, Bixler and Paul Gallo (then the financial consultant and now the CFO and a director of DND) all confirmed the Separation Agreements. However, due to SemiQuip's newfound profitability, AS1 unilaterally added conditions to the terms. Namely, that AS1 would not close on the Separation Agreements until the RTO was consummated and/or it obtained the Lam Research Corporation contract.

      25. Dixon, AS1 and DND took full advantage of Magoon's successful efforts in returning SemiQuip to profitability. By continuing to reiterate its promises to Magoon that it would complete the separation agreement as soon as AS1 received equity funding or closed on

----------
      (3) See ZuricKirch Corp.'s and DND's 2002 Annual Report (Form 10-KSB) as well as its 8-K reports dated May 16, 2002, and August 6, 2002.

the Lam Research contract, Magoon continued to make SemiQuip profitable. AS1 then denuded the assets of SemiQuip by transferring SemiQuip's profits to AS1 and slow-paying SemiQuip's vendors. Essentially, AS1 refused to close on the deal so that AS1 could speculate on their own impending deals while taking advantage of SemiQuip's success.

      26. After months of false promises, Magoon made demand on July 25, 2002 for AS1 to consummate the closing of the Separation Agreements by August 15, 2002.

      27. On August 2, 2002, ZuricKirch closed on its acquisition of ASI. ZuricKirch was renamed after Dixon as DND Technologies, Inc. In connection with this RTO, Dixon became the owner of 18,000,000 shares in DND.

      28. In October, 2002, AS1 closed on the Lam Research Corporation contract that makes AS1 the exclusive supplier for manufacture and sale of AutoEtch and Drytek capital equipment together with related spare parts and consumables.

      29. Despite the closing of the RTO and Lam Research Corporation contract (the conditions precedent AS1 unilaterally added to the Separation Agreements), AS1 has failed and refused to close on the Separation Agreements - or even provide Magoon with what would be his ownership in DND. Rather, at the October 2002 AS1 Board Meeting, Dixon confirmed that Defendants intended to breach the Separation Agreements. Dixon offered Magoon a new issuance of shares in DND (not the thirty percent owned by Dixon containing the same restrictions as Dixon's stock) in return for a release of Magoon's claims against ASI.(4) In addition, Dixon hired a President for SemiQuip, Dennis Key, to replace Brad Graham, Magoon's hire for the position.

----------
      (4) Magoon refused the issuance of shares because the condition of his release of claims and improper restriction dates.

      30. On December 6, 2002, AS1 received a demand letter on its defaulted line of credit with Merrill Lynch Business Financial Services, Inc. in excess of
1.2 Million Dollars. On December 18, 2002, Merrill Lynch filed suit on the debt against ASI, DND and Dixon raising questions regarding ASI's survival. Despite ASI's financial problems, offers from Brad Graham for Magoon to join Graham's new company, and Defendants' fraud and breach of contract, Magoon continued his efforts to rebuild the revenues of SemiQuip. As late as January, 2003, Magoon sought to have Graham (and the revenues of his business) brought back to SemiQuip.

      31. In January, 2003, Magoon questioned whether Dixon's business practices, including whether Dixon was directing DND's new CFO, Paul Gallo, to take actions that would manipulate DND's stock price. Within a week, Magoon was suspended from his duties at SemiQuip on bogus allegations of dishonesty and breach of fiduciary duties. While refusing to provide the basis for such claims, Dennis Key told Magoon that he had to sign a new Employment Agreement (without the protections of Magoon's current Employment Agreement that matches the terms of Dixon's Agreement) and accept a twenty percent (20%) reduction in pay if he wanted continued employment. As Magoon had not attempted to usurp any corporate opportunities of SemiQuip or attempted to profit from any dealings with Brad Graham or any other person or entity, Magoon refused. Regardless, AS1 breached Magoon's Employment Agreement (both procedurally and substantively) and terminated Magoon for cause based on two affidavits that Magoon was allegedly attempting to start his own competing business. Pursuant to Magoon's Employment Agreement, Magoon anticipates making a demand for arbitration with respect to claims resulting from his employment.

                              CONDITIONS PRECEDENT

      32. All conditions precedent to Magoon's recovery herein have been performed or have occurred, including the presentment of Magoon's claims against Defendants.

                                    EXHIBITS

      33. Pursuant to TEX. R. CIV. P. 59, the following exhibit is attached hereto:

          Exhibit "A":  Binding letter of intent containing the principle agreements between - Magoon and AS1 and Dixon; and

                                    COUNT I

                               BREACH OF CONTRACT

      34. To the extent not inconsistent, Plaintiff incorporates the allegations set forth in the above paragraphs the same as if set forth herein.

      35. Defendants AS1 and Dixon agreed to return SemiQuip to Magoon according to the material terms provided in Exhibit "A" attached hereto and incorporated herein. Since that time, Defendant DND now purports that AS1 is a wholly owned subsidiary of AS1 and SemiQuip. DND has also failed and refuses to honor the parties' agreement.

      36. As a result of Defendants' default and breach of their agreement with Plaintiff to return SemiQuip to Plaintiff, Plaintiff seeks specific performance of the parties' agreement in addition to actual damages against Defendants, jointly and severally, within the jurisdictional limits of the Court. In the alternative, Plaintiff seeks actual damages against Defendants, jointly and severally, in an amount within the jurisdictional limits of the Court.

                                    COUNT II

                                     FRAUD

      37. To the extent not consistent, Plaintiff incorporates the allegations set forth in the above paragraphs the same as if set forth herein.

      38. Defendants ASI, DND and Dixon represented and promised to Plaintiff that Plaintiff would receive the assets of SemiQuip along with other consideration in return for Plaintiff's ownership interest in AS1 (and thereafter, DND). Defendants ASI, DND and Dixon made these representations and promises to Magoon orally and in writing. These representations and promises were approved by ASI's Board of Directors and also evidenced by filings with the U.S. Securities and Exchange Commission. These representations and promises:

            a.    were material;

            b.    were false;

            c. were made by Defendants with knowledge of its falsity or recklessly without any knowledge of the truth and as a positive assertion;

            d.    were made with the intent that Plaintiff rely on it;

            e.    was relied on by Plaintiff; and

            f.    caused damages to Plaintiff.

                                 ACTUAL DAMAGES

      39. Plaintiff relied and acted on Defendants' material representations and promises and suffered damages as a result of same, including but not limited to actual damages, mental anguish damages and consequential damages. Therefore, Plaintiff seeks damages from Defendants, jointly and severally, in an amount within the Court's jurisdictional limits.

                               EXEMPLARY DAMAGES

      40. Pursuant to TEX. CIV. PRAC. & REM. CODE ss. 41.003(a)(l) and (2), exemplary damages may be awarded when the injury or harm to which the claimant seeks recovery results from malice and/or fraud. Therefore, Plaintiff seeks exemplary damages against Defendants in an amount within the jurisdictional limits of the Court, considering among other things, the degree of culpability of Defendants, the extent to which Defendants' conduct offends a public sense of justice and propriety, the costs and inconvenience incurred by Plaintiff in prosecuting this action, and the substantial net worth of Defendants.

      41. More specifically, Dixon directs AS1 and DND with no regard to morals or truth. Under Dixon's direction, AS1 has a history of refusing or failing to pay its shareholders and employees. Dixon, AS1 and DND have engaged in a pattern of maneuvers involving deceit and fraud to obtain SemiQuip and its assets from Plaintiff without consideration for same. Therefore, Plaintiff seeks an award of exemplary damages sufficient to punish Defendants and deter such conduct in the future.

      42. Additionally, pursuant to TEX. CIV. PRAC. & REM. CODE ss. 41.008(10),
(11), and/or (13), the exemplary damage limitations are not applicable.

                                   COUNT III

                                    DENUDING

      43. To the extent not inconsistent, Plaintiff incorporates the allegations set forth in the above paragraphs the same as if set forth herein.

      44. Defendants AS1 and DND have systematically transferred and denuded the profits and assets of SemiQuip to AS1 since the time of the agreement between Plaintiff and AS1 to return SemiQuip to Plaintiff.

                                 ACTUAL DAMAGES

      45. As a result of Defendants' actions, the value of SemiQuip has been diminished. Plaintiff seeks damages as a result of same, including but not limited to, actual damages, mental anguish damages and consequential damages. Therefore, Plaintiff seeks damages from Defendants, jointly and severally, in an amount within the Court's jurisdictional limits.

                               EXEMPLARY DAMAGES

      46. Pursuant to TEX. CIV. PRAC. & REM. CODE ss. 41.003(a)(l) and (2), exemplary damages may be awarded when the injury or harm to which the claimant seeks recovery results from malice and/or fraud. Therefore, Plaintiff seeks exemplary damages against Defendants in an amount within the jurisdictional limits of the Court, considering among other things, the degree of culpability of Defendants, the extent to which Defendants' conduct offends a public sense of justice and propriety, the costs and inconvenience incurred by Plaintiff in prosecuting this action, and the substantial net worth of Defendants.

      47. More specifically, Dixon directs AS1 and DND with no regard to morals or truth. Under Dixon's direction, AS1 has a history of refusing or failing to pay its shareholders and employees. Dixon, AS1 and DND have engaged in a pattern of maneuvers involving deceit and fraud to obtain SemiQuip and its assets from Plaintiff without consideration for same. Therefore, Plaintiff seeks an award of exemplary damages sufficient to punish Defendants and deter such conduct in the future.

      48. Additionally, pursuant to TEX. CIV. PRAC. & REM. CODE ss. 41.008(10),
(11), and/or (13), the exemplary damage limitations are not applicable.

                                    COUNT IV

                                   CONVERSION

      49. To the extent not inconsistent, Plaintiff incorporates the allegations set forth in the above paragraphs the same as if set forth herein.

      50. As part of the merger between Aspect Systems, Inc. and SemiQuip, Inc., Plaintiff became the owner of thirty percent of the outstanding shares of the resulting company, ASI. Plaintiff was issued Nine Hundred Eighteen Thousand Two Hundred Fourteen (918,214) shares in ASI. As a result of Defendants' agreements with Plaintiff, AS1 was to transfer the assets of SemiQuip (ASI's Texas operation) to Plaintiff along with additional consideration in return for Plaintiffs shares in ASI. In accordance with that agreement, AS1 and ZuricKirch Corp. filed documents with the U.S. Securities and Exchange Commission indicating that Defendant Dixon was the sole shareholder in ASI.

      51. On August 2, 2002, ZuricKirch Corp. closed its acquisition of ASI. As a result, Defendant Dixon received Eighteen Million shares in Defendant DND Technologies, Inc. f/k/a ZuricKirch Corp. Despite demand for performance of the parties' agreement or issuance of stock in DND (Plaintiff is entitled to thirty percent (30%) of the shares owned by Dixon in DND with the same restrictions), Defendants unlawfully and without authority assumed dominion and control over Plaintiff's property, which is described above and failing to relinquish the property to Plaintiff.

                                 ACTUAL DAMAGES

      52. Therefore, alternatively to the other claims set forth herein and without waiving such other claims, Plaintiff seeks thirty percent of the shares in DND issued to Dixon (with the same restrictions and restriction dates) as a result of the RTO along with damages, including actual damages, mental anguish damages and consequential damages, against Defendants, jointly and severally, in an amount within the jurisdictional limits of the Court.

                               EXEMPLARY DAMAGES

      53. Pursuant to TEX. CIV. PRAC. & REM. CODE ss. 41.003(a)(1) and (2), exemplary damages may be awarded when the injury or harm to which the claimant seeks recovery results from malice and/or fraud. Therefore, Plaintiff seeks exemplary damages against Defendants in an amount within the jurisdictional limits of the Court, considering among other things, the degree of culpability of Defendants, the extent to which Defendants' conduct offends a public sense of justice and propriety, the costs and inconvenience incurred by Plaintiff in prosecuting this action, and the substantial net worth of Defendants.

      54. More specifically, Dixon directs AS1 and DND with no regard to morals or truth. Under Dixon's direction, AS1 has a history of refusing or failing to pay its shareholders and employees. Dixon, AS1 and DND have engaged in a pattern of maneuvers involving deceit and fraud to obtain SemiQuip and its assets from Plaintiff without consideration for same. Therefore, Plaintiff seeks an award of exemplary damages sufficient to punish Defendants and deter such conduct in the future.

      55. Additionally, pursuant to TEX. CIV. PRAC. & REM. CODE ss. 41.008(10),
(11), and/or (13), the exemplary damage limitations are not applicable.

                                    COUNT V

                   VIOLATION OF THE TEXAS THEFT LIABILITY ACT

      56. To the extent not inconsistent, Plaintiff incorporates the allegations set forth in the above paragraphs the same as if set forth herein.

      57. Defendant DND unlawfully obtained Magoon's shares in AS1 (and thereafter DND) without consideration for same pursuant to TEX. CIV. PRAC. & REM. CODE ss. 134.001 et seq.

                         ACTUAL AND ADDITIONAL DAMAGES

      58. Therefore, as a result of Defendants Dixon, AS1 and DND's theft, Plaintiff seeks damages from Defendants, jointly and severally, in an amount within the jurisdictional limits of the Court. Further, Plaintiff seeks additional damages pursuant to TEX. CIV. PRAC. & REM . CODE ss. 134.005(a)(1) against each Defendant separately.

                                    COUNT VI

                               UNJUST ENRICHMENT

      59. To the extent not consistent, Plaintiff incorporates the allegations set forth in the above paragraphs the same as if set forth herein.

      60. Defendants ASI, DND and Dixon obtained a benefit from Plaintiff by fraud or the taking of an undue advantage by obtaining SemiQuip and/or Plaintiffs shares in ASI/DND without consideration for same.

      61. Defendants will be unjustly enriched if they are able to keep the benefit of such property without consideration for same.

                                 ACTUAL DAMAGES

      62. Therefore, Plaintiff seeks damages, including but not limited to, actual damages, mental anguish damages and consequential damages from Defendants, jointly and severally, for unjust enrichment, in an amount within the jurisdictional limits of the Court.

                               EXEMPLARY DAMAGES

      63. Pursuant to TEX. CIV. PRAC. & REM. CODE ss. 41.003(a)(l) and (2), exemplary damages may be awarded when the injury or harm to which the claimant seeks recovery results from malice and/or fraud. Therefore, Plaintiff seeks exemplary damages against Defendants in an amount within the jurisdictional limits of the Court, considering among other things, the degree of culpability of Defendants, the extent to which Defendants' conduct offends a public sense of justice and propriety, the costs and inconvenience incurred by Plaintiff in prosecuting this action, and the substantial net worth of Defendants.

      64. More specifically, Dixon directs AS1 and DND with no regard to morals or truth. Under Dixon's direction, AS1 has a history of refusing or failing to pay its shareholders and employees. Dixon, AS1 and DND have engaged in a pattern of maneuvers involving deceit and fraud to obtain SemiQuip and its assets from Plaintiff without consideration for same. Therefore, Plaintiff seeks an award of exemplary damages sufficient to punish Defendants and deter such conduct in the future.

      65. Additionally, pursuant to TEX. CIV. PRAC. & REM. CODE ss. 41.008(10),
(11), and/or (13), the exemplary damage limitations are not applicable.

                                   COUNT VII

                              PROMISSORY ESTOPPEL

      66. To the extent not inconsistent and solely in the alternative to Plaintiff's other claims, Plaintiff incorporates the allegations set forth in the above paragraphs the same as if set forth herein.

      67. In order to induce Plaintiff to relocate to Texas, make representations to customers and vendors of SemiQuip regarding its impending change in ownership (that AS1 knew would increase revenues), Defendants AS1 and Dixon promised Magoon that ownership in SemiQuip would be transferred to him.

      68. It was foreseeable to Defendants at the time it made such promises to Plaintiff that Plaintiff would rely on Defendants' promises.

      69. As evidenced by Plaintiffs relocation to Texas and increased revenues for the Texas operation, Plaintiff substantially relied on Defendants' promises.

      70. Therefore, alternatively to the other claims set forth herein and without waiving such other claims, Plaintiff seeks damages, including but not limited to, reliance damages, mental anguish damages and consequential damages, from Defendants AS1 (and now DND) and Dixon, jointly and severally, pursuant to the doctrine of promissory estoppel, in an amount within the jurisdictional limits of the Court.

                                   COUNT VIII

                                ATTORNEY'S FEES

      71. To the extent not inconsistent, Plaintiff incorporates the allegations set forth in the above paragraphs the same as if set forth herein.

      72. As a result of Defendants' breach of contract, conversion and violation of the Texas Theft Liability Act, Plaintiff employed Korn, Bowdich & Diaz, L.L.P. to prosecute his claims. Pursuant to TEX. CIV. PRAC. & REM. CODE ss. ss. 38.001 et seq., and 134.005, Plaintiff seeks its reasonable and/or reasonable and necessary attorney's fees for the prosecution of his claims.

                                    COUNT IX

                                   INJUNCTION

      73. To the extent not consistent, Plaintiff incorporates the allegations set forth in the above paragraphs the same as if set forth herein.

      74. Plaintiff requests that the Court sign an order enjoining Defendants and their agents, servants, employees, attorneys, and those persons in active concert or participation with them, from denuding, conveying, secreting, moving, disposing of or transferring any assets of SemiQuip outside the normal course of business, including any transfer of assets to Dixon, ASI or DND.

                                     PRAYER

      For the foregoing reasons, Plaintiff Scott Magoon requests that upon final trial, Plaintiff have and recover the following:

            (a) Specific performance of Defendants' obligations pursuant to Exhibit "A";

            (b) Actual damages against Defendants (jointly and severally where appropriate), in an amount within the jurisdictional limits of the Court;

            (b)   Reasonable and/or reasonable and necessary attorneys' fees;

            (d) Separate awards of exemplary and/or additional damages against each Defendant;

            (e) An order enjoining Defendants and their agents, servants, employees, attorneys, and those persons in active concert or participation with them, from conveying, secreting, moving, disposing of or transferring any assets of SemiQuip outside the normal course of business, including any transfer of assets to Dixon, ASI or DND;

            (f) Pre- and post judgment interest at the highest rate allowed by law;

            (g)   Costs of Court; and

            (h) Such other and further relief to which Plaintiff may be entitled.

                                     NOTICE

      The following documents are being served contemporaneously to Defendants with citation and a copy of Plaintiff's Original Petition.

            o     Plaintiff's Requests for Disclosure to Defendants;

            o     Plaintiff's First Requests for Production to Defendants; and

            o     Plaintiff's First Set of Interrogatories to Defendant ASI.

                                              Respectfully submitted,

                                              By:  /s/ John W. Bowdich
                                                   -------------------
                                                   Andrew R. Korn
                                                   State Bar No. 11683150
                                                   John W. Bowdich
                                                   State Bar No. 00796233

                                              KORN, BOWDICH & DIAZ, L.L.P.
                                              4221 Avondale Ave.
                                              Dallas, Texas 75219
                                              (214) 521-8800 - Telephone
                                              (214) 521-8821 - Telecopy
                                              www.kbdtexas.com

                                              ATTORNEYS FOR PLAINTIFF
                                              SCOTT MAGOON